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                                                                   Exhibit 23(1)


                    [FEDERAL SIGNAL CORPORATION LETTERHEAD]



KIM A. WEHRENBERG
Vice President, General Counsel & Secretary

                                 January 7, 2002

Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, IL 60523

Gentlemen:

Referring to the accompanying Registration Statement on Form S-3 relating to the registration of 300,000 shares for the Federal Signal Corporation Stock to be issued pursuant to the Federal Signal Corporation Supplemental Savings and Investment Plan and the Federal Signal Corporation 401(k) Retirement Plan (the "Plans"), I am of the opinion that:

         1. Federal Signal Corporation is a validly organized and existing corporation under the laws of the State of Delaware.

         2. All necessary corporate action has been duly taken by the Board of Directors on December 13, 2001 to authorize the transaction and issuance of up to 300,000 shares pursuant to the Plans.

         3. The shares of Federal Signal Corporation Common Stock issued pursuant to the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable shares of Common Stock of Federal Signal Corporation and no personal liability will be attached to the holders under the laws of the State of Delaware where the Company is incorporated, or the laws of the State of Illinois, where the Company has its principal place of business.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above, and the use of my name in the Prospectus under Legal Opinion which is included in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Kim A. Wehrenberg
                                                     ---------------------------
                                                     Kim A. Wehrenberg